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                                                                    EXHIBIT 23.2




CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Symbios, Inc. 1995 Stock Plan of our report dated January 22, 1998, which appears on page 36 of the 1997 Annual Report to Shareholders of LSI Logic Corporation, which is incorporated by reference in LSI Logic Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                          /s/ PRICEWATERHOUSECOOPERS LLP


August 21, 1998
San Jose, California